EXHIBIT B

                   Transactions in Common Stock of The Company


                      No. of Shares
Trade Dates          Purchased/Sold            Cost Per Share               Type
-----------          --------------            --------------               ----
  5/26/98                10,000                    13.500                    P
  6/1/98                  5,000                    13.500                    P

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